Exhibit 10.1
INTROGEN THERAPEUTICS, INC.
PLACEMENT AGENT AGREEMENT
December 13, 2006
MULIER CAPITAL LIMITED
26th Floor, Centre Point,
103 New Oxford Street,
London, WC1A 1DD
Dear Sirs:
INTROGEN THERAPEUTICS, INC., a Delaware corporation (the “Company”), proposes to sell to the Investors (defined below), pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the Investors identified in the Subscription Agreements (each a “Investor” and, collectively, the “Investors”), an aggregate of up to 4,986,500 shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company. The aggregate of up to 4,986,500 shares so proposed to be sold is hereinafter referred to as the “Stock.” The Company hereby confirms its agreement with Mulier Capital Limited as the placement agent for the sale of the Stock to the Investors (the “Placement Agent”).
1. AGREEMENT TO ACT AS PLACEMENT AGENT; PLACEMENT OF SECURITIES. Subject to all the terms and conditions of this Agreement:
(a) The Company hereby authorizes the Placement Agent to act as its agent to solicit from potential purchasers mutually agreed upon by the Placement Agent and the Company offers for the purchase of all or part of the Stock from the Company in connection with the proposed offering of the Stock.
(b) The Company has filed a registration statement on Form S-3 (Registration File No. 333-107799), which became effective as of August 25, 2003, for the registration of the Stock under the Securities Act of 1933, as amended, (the “Securities Act”). The Company will file with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, and the rules and regulations of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to a placement of the Stock and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company to be set forth therein and may file a preliminary prospectus and/or “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act). Such registration statement, including the exhibits thereto and the Base Prospectus, as amended at the date of this Agreement, as applicable, is hereinafter called the “Registration Statement;” such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus;” any free writing prospectus, in the form used in connection with the offer and sale of the Stock, is hereinafter called a “Free Writing Prospectus;” and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus Supplement.” The Placement Agent agrees, as agent of the Company, to use its best efforts to solicit offers to purchase the Stock from the Company on the terms and subject to the conditions set forth in the Base Prospectus, each Free Writing Prospectus, the Prospectus Supplement and the Registration Statement. The Placement Agent shall make commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Stock has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.
(c) The Placement Agent represents and warrants to the Company that (i) it is a duly registered, licensed and qualified corporate finance advisor pursuant to the regulations and requirements of the Financial Services Authority (the “FSA”) and any other applicable regulatory body governing the offer or sale of securities in the United Kingdom, and is licensed and qualified as such in any jurisdiction in which the Placement Agent offers, or has offered, any of the Stock, (ii) its participation in the offering and sale of the Stock will be in accordance with the provisions of the Securities Act, the regulations promulgated pursuant thereto, all other regulations of the Commission, the rules and regulations of the National Association of Securities Dealers in the United States, the provisions of the Financial Services and Markets Act 2000, the regulations issued thereunder (including without limitation the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001), the Public Offers of Securities Regulations 1995, and the applicable requirements (including the relevant conduct of business rules) of the FSA and any other applicable regulatory body governing the offer or sale of securities in the United Kingdom, (iii) it has not distributed and will not distribute prior to the closing date any offering material in connection with the offer and sale of the Stock, or any other Company securities, (iv) it has not made and will not make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act unless the prior written consent of the Company has been given to the Placement Agent and (v) entry by the Company into the Subscription Agreements will not result in the Company being in breach of the provisions of the Financial Services and Markets Act 2000, the regulations issued thereunder (including without limitation the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001), the Public Offers of Securities Regulations 1995, and the applicable requirements (including the relevant conduct of business rules) of the FSA and any other applicable regulatory body governing the offer or sale of securities in the United Kingdom.
(d) Subject to the provisions of this Section 1, offers for the purchase of Stock may be solicited by the Placement Agent as agent for the Company, from such parties, at such times and in such amounts as agreed by the Placement Agent and the Company. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Stock received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part, in its sole discretion. The Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Stock received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.
(e) The purchases of the Stock by the Investors shall be evidenced by the execution of the Subscription Agreements.
(f) As compensation for services rendered, on the Closing Date (as defined below) the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount equal to five percent (5.0%) of the gross proceeds received by the Company from the sale of the Stock on the Closing Date. Furthermore, as additional performance incentive compensation to the Placement Agent for the sale of the Stock pursuant to this Agreement and for the sale of Common Stock pursuant to the Placement Agent Agreement dated November 7, 2006 (the “November Placement Agent Agreement”), the Company will pay an additional cash fee equal to the sum of (i) two percent (2%) of the total gross proceeds received by the Company from the sale of the Stock on the Closing Date plus (ii) $121,999.92 (collectively, the “Additional Fee”); provided that this Additional Fee shall be paid by the Company in twenty-four equal consecutive monthly installments commencing on the date that is one calendar month after the Closing Date, and continuing regularly on the corresponding day of each month thereafter until paid in full. In addition, if there has not been, as determined by the Company in its reasonable discretion, any significant or suspicious trading activity in the Company’s securities prior to the Closing Date indicating any market knowledge of the placement or any other proposed transaction, upon the Closing of the sale of the Stock, the Company shall issue to the Placement Agent a warrant to purchase three hundred twenty-six thousand eight hundred and one (326,801) shares of the Company’s Common Stock, which warrant also provides additional performance incentive compensation to the Placement Agent for the sale of the Stock pursuant to this Agreement and for the sale of Common Stock pursuant to the November Placement Agent Agreement. The warrant shall be in the form approved by the Company in its discretion. The warrant shall have an exercise price per share equal to the market value of the Company’s Common Stock as of the Closing Date (as defined below) as determined in accordance with the rules and regulations of Nasdaq, and a term of ten (10) years. Notwithstanding the foregoing, in no event shall the Company be obligated to sell more than the number of shares of Common Stock that is one share less than twenty percent (20%) of the issued and outstanding shares of the Company’s Common Stock on the Closing Date.
(g) The Company will reimburse the Placement Agent for its reasonable expenses, provided that such expenses have been approved by the Company in advance. Such expenses may include airfare, other travel expenses, hotel expenses, car hire/taxi fares, telephone/fax and other communication charges, cost of information materials, postage and delivery costs. Any expense over U.S. $1,000 will be subject to the written approval of the Company obtained before such expense is incurred. The Company, in its sole discretion, may elect to pay various expenses, such as travel expenses, directly.
(h) No Stock which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Investor thereof against valid payment by such Investor.
2. THE CLOSING. The time and date of the closing (each, a “Closing”) shall be at 9:00 A.M., local time, on or about December 14, 2006 (the “Closing Date”) at the office of Wilson Sonsini Goodrich & Rosati, counsel for the Company, at 8911 Capital of Texas Highway North, Westech 360, Suite 3350, Austin, Texas, or another time and place mutually agreed by the parties. Subject to the terms and conditions hereof, payment of the purchase price for the Stock shall be made in United States dollars to the Company by United States Federal funds wire transfer, against delivery of the certificates for the Stock, through the facilities of The Depository Trust Company (“DTC”), to Investor or its designee, and shall be registered in such name or names and shall be in such denominations, as the Investor may request no later than one business day following its execution of a Subscription Agreement for shares of the Stock.
3. ADDITIONAL REPRESENTATIONS AND COVENANTS. The Placement Agent represents, warrants and agrees that since December 8, 2004 it has not (i) engaged in any short selling or short sales “against the box” in the Company’s securities, (ii) established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934, as amended, with respect to the Company’s securities, or (iii) engaged in any purchase or sale, or made any offer to purchase or offer to sell, derivative securities relating to the Company’s securities, whether or not issued by the Company, such as exchange traded options to purchase or sell the Company’s securities (“puts” and “calls”). The Placement Agent further covenants with the Company that, for a period of twelve (12) months following the date of this Agreement, it shall not engage in any such activities set forth in clauses (i) through (iii) above with respect to the Company’s securities.

4. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.
5. SURVIVAL. Notwithstanding any investigation made by any party to this agreement, the provisions of this Agreement shall survive the execution of this Agreement, the delivery to the Investors of the Stock being purchased and the payment therefor.
6. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a) if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:
Mulier Capital Limited
34 Eccleston Square
London SW1V1NS
London, United Kingdom
Fax: 020 7821 5999
(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to:
Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 1850
Austin, Texas 78701
Attention: Chief Executive Officer
Phone: (512) 708-9310
Fax: (512) 708-9311
with copies to:
Wilson Sonsini Goodrich & Rosati, P.C.
8911 Capital of Texas Highway
Westech 360, Suite 3350
Austin, Texas 78759-8497
Attention: Paul R. Tobias
Phone: (512) 338-5400
Fax: (512) 338-5499

and:
Wilson & Varner, LLP
301 Congress Avenue, Suite 2025
Austin, Texas 78701
Attention: Rodney Varner
Phone: (512) 320-4160
Fax: (512) 495-9441
7. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
8. GENERAL. This Agreement and the Confidential Disclosure Agreement between the parties effective October 26, 2004 constitute the entire agreement of the parties to this Agreement and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Placement Agent.
9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

INTROGEN THERAPEUTICS, INC.

By:	/s/ DAVID G. NANCE

Name: David G. Nance
Title: President and CEO
Accepted as of
the date first above written:
MULIER CAPITAL LIMITED

By:	/s/ PIETER MULIER

Name: Pieter Mulier
Title: CEO

Exhibit A
Form of Subscription Agreement